CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and LEWIS DAIDONE, Chief Administrative Officer of SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended APRIL 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                      Chief Administrative Officer
SMITH BARNEY SHORT DURATION                  SMITH BARNEY SHORT DURATION
MUNICIPAL INCOME FUND                        MUNICIPAL INCOME FUND


/s/ R. JAY GERKEN                            /s/ LEWIS E. DAIDONE
---------------------------                  --------------------
R. JAY GERKEN                                LEWIS E. DAIDONE
Date: June 17, 2003                          Date June 17, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND and will retained by SMITH BARNEY SHORT DURATION MUNICIPAL INCOME FUND and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.